Exhibit 23.2
CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S 8 of our report dated June 27, 2008 relating to the consolidated financial statements which appears in James Hardie Industries SE’s (formerly James Hardie Industries N.V.) Annual Report on Form 20-F for the year ended March 31, 2009.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 14, 2010